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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        BRIDGESTREET ACCOMMODATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   04-3327773
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              30670 BAINBRIDGE ROAD
                                 SOLON, OH 44139
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              (Address of principal executive offices and Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box. [ ]

         If the Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: ________________

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered


COMMON STOCK, $.01 PAR VALUE                       AMERICAN STOCK EXCHANGE
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)


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                                (Title of class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the common stock, $.01 par value per share (the "Common Stock"), of BridgeStreet Accommodations, Inc. (the "Company") that is contained in the section of the Company's Registration Statement on Form S-1 (No. 333-26647) (the "Registration Statement") entitled "Description of Capital Stock" is incorporated by reference herein. The Registration Statement was declared effective on September 24, 1997.

ITEM 2.  EXHIBITS

         The exhibits called for by the Instructions to Form 8-A will be filed by the Registrant with the American Stock Exchange.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        BRIDGESTREET ACCOMMODATIONS, INC.



                                        Date: November  12, 1998
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                                        By: /s/ Mark D. Gagne
                                            -----------------------------------
                                            Mark D. Gagne, Treasurer and
                                            Chief Financial Officer